Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Continental Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.01 per share	Rule 457(c) and 457(h)	15,818,785	$55.81	$882,846,390.85	0.0000927	$81,839.86

Total Offering Amounts					$882,846,390.85		$81,839.86

Total Fee Offsets							—

Net Fee Due							$81,839.86

(1)

The Form S-8 registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers 15,818,785 shares of common stock, par value $0.01 per share (the “Common Stock”), of Continental Resources, Inc., an Oklahoma corporation (the “Company” or “Registrant”), that may be delivered pursuant to awards under the Continental Resources, Inc. 2022 Long Term Incentive Plan (as amended from time to time, the “Plan”), which shares consist of shares of Common Stock reserved and available for delivery with respect to awards under the Plan and additional shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.

(2)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan.

(3)

Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on May 12, 2022, which was equal to $ 55.81.